Exhibit 10.26
AMENDMENT NO. 1
TO
MASTER LOAN AND SECURITY AGREEMENT
DATED MARCH 13, 2008
BY AND BETWEEN
WELLS FARGO EQUIPMENT FINANCE, INC.
AND
READY MIX, INC.
          This Amendment No, 1 is made this 2 day of February, 2009, by and between WELLS FARGO EQUIPMENT FINANCE, INC. (“Lender”) and READY MIX; INC. (“Borrower”).
WHEREAS:
A.	Lender and Borrower are parties to that certain Master Loan and Security Agreement dated as of March 13, 2008 (the “Master Loan Agreement”) and to Loan Schedules (“Loan Schedules”) executed pursuant thereto;

B.	Borrower’s obligations under the Master Loan Agreement are guaranteed by Meadow Valley Corporation (“Meadow Valley”), the owner of sixty-nine point four percent (69.4%) of the shares of Borrower, and Meadow Valley Contractors, Inc. (“MVCI”, and together with Meadow Valley, the “Guarantors”), pursuant to that certain Guaranty dated as of July 27, 2001 made by Meadow Valley in favor of CIT (the “MVCO Guaranty”), Guaranty dated as of December 31, 2002 made by MVCI in favor of CIT (the “MVCI Guaranty” and together with the MVCO Guaranty, the “Guaranties”), and the Security Agreement to Collateralize Guaranty dated as of December 31, 2002 made by MVCI in favor of CIT (the “MVCI Security Agreement”),;

C.	The Guarantors have requested the release and return of the Guaranties, and the Guarantors and WFEFI have entered into an Agreement, dated as of February 2, 2009, (the “Release”), setting for the conditions for such a release and return;

D.	It is a condition of the Release that Borrower enter into this Amendment No. 1; and

E.	Borrower has requested that Lender modify certain financial covenants contained in the Master Loan Agreement to facilitate compliance therewith.

          NOW, THEREFORE, in consideration of the mutual covenants set forth herein and in the Agreement, and intending to be legally bound hereby, the parties agree as follows:
1. The Master Loan Agreement is hereby amended by adding the following as Section 4 thereto:
          “4. a. Borrower covenants and agrees that so long as any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Lender under this Master Loan Agreement or any Loan Schedule hereunder remain outstanding, and until payment in full of all obligations of Borrower hereunder, Borrower shall not, unless Lender otherwise consents in writing:
Maintain Borrower’s financial condition as follows, using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein:
(i)	Total Liabilities divided by Tangible Net Worth not greater than 1.5 to 1.0 at each quarter end, with “Total Liabilities” defined as the aggregate of current liabilities and non-current liabilities, and with “Tangible Net Worth” defined as the aggregate of total stockholders’ equity less any intangible assets; and

(ii)	Fixed Charge Coverage Ratio not less than (w) 0.40 to 1.0 as of each quarter end through June 30, 2009, (y) 0.65 to 1.0 at September 30, 2009, (x) .75 to 1.0 at December 31, 2009 and March 31, 2010, and (y) .85 to 1.0 at June 30, 2010 and (z) 1.0 to 1.0 at September 30, 2010 and as of each quarter end thereafter, determined on a rolling 4-quarter basis, with “Fixed Charge Coverage Ratio” defined as the aggregate of net profit after taxes plus depreciation expense, amortization expense, divided by the aggregate of the current maturity of long-term debt and capitalized lease payments.
          b. Borrower hereby agrees that if its available cash (defined as cash in bank accounts, net of outstanding checks and net of cash that is restricted for any reason) drops below USD $750,000.00 (Seven Hundred Fifty Thousand Dollars) at any time, Lender may put into place a lockbox arrangement and cash dominion provisions, and Borrower will deposit all receipts, and direct third parties to remit any and all amounts due to Borrower, to a lockbox account as advised by Lender, and will execute and deliver to Lender all agreements requested in connection therewith.
          c. Borrower hereby agrees that it will not pay any dividends to shareholders without the prior written consent of Lender in each instance, such consent to be given or withheld in the sole discretion of Lender.

          d. Borrower hereby agrees that it will not pay to Meadow Valley Corporation “Meadow Valley”), or any affiliate of Meadow Valley, an amount in excess of $22,000.00 per month (in the aggregate) for administrative management services.
          e. In the event that the Board of Directors of Borrower ceases to consist of a majority of the current directors (a “Change of Control”), then, unless Lender consents in writing, to such Change of Control (which consent shall be given or withheld in the sole discretion of Lender), all amounts due and to become due under this Master Loan Agreement and the Loan Schedules shall become immediately due and payable.
          f. In the event Borrower prepays any amounts due under this Master Loan Agreement or any Loan Schedule, whether pursuant to the terms of such Master Loan Agreement or Loan Schedule or otherwise, (i) on or before December 31, 2009, Borrower shall pay to Lender, in addition to any amounts so prepaid, an amount equal to six percent (6.0%) of any amounts so prepaid or (ii) after December 31, 2009, Borrower shall pay to Lender, in addition to any amounts so prepaid, an amount equal to five percent (5.0%) of any amounts so prepaid or (iii) after December 31, 2010, Borrower shall pay to Lender, in addition to any amounts so prepaid, an amount equal to three percent (3.0%) of any amounts so prepaid or (iv) after December 31, 2011, Borrower shall pay to Lender, in addition to any amounts so prepaid, an amount equal to two percent (2.0%) of any amounts so prepaid.
          g. Borrower shall not directly or indirectly enter into or assume any agreement (i) providing for the sale, transfer, or assignment of any real property owned by Borrower, other than a lease of such real property for a market rental amount and containing only terms and conditions that are ordinary and reasonable in a real property lease, or (ii) (other than this Master Loan Agreement, any Loan Schedule and related documents) prohibiting the creation or assumption of any lien upon the real property owned by the Borrower listed in Exhibit F.
In addition to any defaults or events of default set forth in this Master Loan Agreement or in any Loan Schedule, the failure of Borrower to comply with the provisions set forth in sections 4(a) through 4(g), above, shall constitute an event of default hereunder.”
2. Lender represents and warrants that (i) the documents attached to Schedule 1 hereto are all of the documents evidencing or relating to this Master Loan Agreement that remain in full force and effect after giving effect to the Release and (ii) no obligations of Borrower under the Master Loan Agreement have been assigned by WFEFI to any third party or are subject to any participation interest.
3. Lender hereby agrees to waive any and all events of default or defaults under this Master Loan Agreement of which it has actual knowledge that have occurred and are continuing as of the date hereof.
Except as set forth herein, the Master Loan Agreement and Loan Schedules remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 the day and year first above written.

READY MIX, INC.		WELLS FARGO EQUIPMENT FINANCE, INC.

By:	/s/ Clint Tryon	By:	/s/ William D. Robinson

Name:	Clint Tryon	Name:	William D. Robinson
Title:	CFO /Sec/ Treas.	Title:	Senior Vice President

Exhibit F
Schedule of Real Property
Delhi Property — located in Clark County, Nevada (County Assessor Parcel No. 139-10-703-002)
That portion of the Northwest Quarter (NW ¼) of the Southeast Quarter (SE ¼) of Section 10, Township 20 South, Range 51 East, M.D.B. & M., described as follows:
Lot Two (2) of that certain Parcel Map 17 file 48, page 38 in the Office of the County Recorder of Clark County, Nevada and recorded November 19, 1985 in Book 2219 of Official Records as Document No. 2178878.
Richmar Property — located in Clark County, Nevada (County Assessor Parcel No. 176-23-410-009)
A portion of Lot One (1) of ARDEN INDUSTRIAL PARK (a Commercial Subdivision) as shown by map thereof on file in Book 90 of Plats, Page 8, in the Office of the County Recorder of Clark County, Nevada.
COMMENCING at the South Quarter corner of said Section 23;
THENCE North 00° 09’ 19” West, a distance of 692.87 feet to the POINT OF BEGINNING;
THENCE South 89° 33’ 33” West, a distance of 231.32 feet;
THENCE North 00° 09’ 21” West, a distance of 602.84 feet;
THENCE North 88° 33’ 07” East, a distance of 231.32 feet;
THENCE North 89° 31’ 16” East, a distance of 108.86 feet;
THENCE South 00° 28’ 44” East, a distance of 407.37 feet;
THENCE North 89° 31’ 16” East, a distance of 106.93 feet;
THENCE South 23° 49’ 15” West, a distance of 202.39 feet;
THENCE from a tangent that bear North 66° 10’ 45” West, along a non-tangent curve to the left, concave to the South, subtending a central angle of 64° 10’ 59”, having a radius of 45.00 feet an arc length of 50.41 feet to a point of reverse curve to the right, concave to Northwest, subtending a central angle of 39° 52’ 31”, having a radius of 19.5 feet an arc length of 13.57 feet;
THENCE South 89° 30’ 47” West, a distance of 76.03 feet to the POINT OF BEGINNING.
BEING FURTHER described as a portion of Lot 1-H as shown by Record Map of Survey in File 137, Page 31, recorded
April 20, 2004, in Book 20040420 as Document No. 04957 of Official Records, Clark County, Nevada.
Queen Creek Property — located in Pinal County, Arizona (County Assessor Parcel No. 104-69-008C)
Parcel No. 1: THE West 469 feet of the South 465 feet of the Southwest quarter of Section 22, Township 2 South, Range 8 East of the Gila and Salt River Base and Meridian, Pinal County, Arizona.
Parcel No. 2: AN EASEMENT for ingress and egress over the North 40.5 feet of the South 505.5 feet of the Southwest quarter of Section 22, Township 2 South, Range 8 East of the Gila and Salt River Base and Meridian, Pinal County, Arizona.